Exhibit 10.69

Agreement

Party A: Shanghai Broadband Network Inc.

Address: Suite 1212-1214, Tomson Commercial Building, 710 Dongfang Road, Shanghai

Phone: 86-21-58305900

Fax: 86-21-58200364

Party B : Shanghai Bozheng Education Technology Co. Ltd.

Address: No3-9 Tianshan Road, Shanghai

Phone: 86-21-62905885, 62900246

Fax: 86-21-62912559

Party A and Party B have this agreement on the distribution of “New courses of primary school multi-media English class system” which was developed by party A.

1. Product Name

“New courses of primary school multi-media English class system”

2. Product Price

1	This product is an internet based education system. The subscriber can acquire the education contents via internet by paying the annual fee. Retail price: RMB 30000/ 3 years/per school. The price adjustment should be based on the written notice by party A.

2	The wholesale price:

a)	If the system is installed on the network of district education information centre for serving up to 20 schools, the price is RMB160000/per district. For extra school other than 20, the single station price is RMB 4500/per school; if the system is installed on the campus network, the price is RMB 8000/per school.

3. The distributor qualification and the distribution area

1	Party B shall have the qualification of juridical person and shall provide the copy of its business certificate to party B.

2	Party B apply the distributor qualification of “New courses of primary school multi-media English class system”, which developed by party, for the area of 10 districts in Shanghai, including Zhabei, Yangpu, Changning, Hongkou, Xuhui, Jinshan, Jiading, Minhang, etc. .

4. Distribution Term

The distribution term is 2 years, from _day_month 200X to _day_month 200X, in this term party A will evaluate the business performance of party B every semester (April and October) and the renewal of the distributor certificate will be based on the evaluation result.

5. Obligations and Rights of Both Parties

1.	Rights and responsibilities of Party A

A)	For the market development and the interest of both parties, party A should keep the consistency of the retail price. Before the price changing, Party A should inform party B in written form or discuss with party B.

B)	Party A should provide party B customer service. Party A should provide training to party B’s subscribers (at least once a semester) on education methods and skills of this system.

C)	Party A has the right to retail the product in party B’s distribution area.

D)	Party A promises that no other distributors will be developed for this product in party B’s distribution area. If other distributors are found selling the same product in party B’s distribution area, party A should stop providing the products and let the buyer know that party B is the distributor in this area.

2	Rights and responsibilities of Party B

A)	Party B should only implement the wholesale business in the specified area and retail is not allowed. If party B sells the products outside its area or retails the products in its area, once confirmed, party A has the right to terminate this contract and party B should take the responsibility for the default.

B)	It is Party B’s responsibility to provide the evidence on the wholesale business done by other distributors in its distribution area. Party A should investigate and once it’s confirmed, after the deduction for the cost of investigation, 80% of the rest of reparation should be given to party B as the reward.

C)	Party B should keep the price specified in this contract. Any price change based on the market changing should be discussed with party A and get the approval from party A in written form.

D)	Party B promises to implement the wholesale business only in the areas specified in this agreement, no distribution in other areas.

E)	Party B shall be responsible for the business development and customer service (not including technical problem) in its distribution area. If party B needs support from party A, party B should apply in written form in advance by 5 days.

F)	Party B shall not copy or change the content of party A’s products. Party B should not sell pirated products.

G)	If party B decides to quit the business, party B should inform party A in written form in advance by 1 month so party A has time to prepare for taking over the business in this area

H)	Party A will not take any responsibility for any legal or business dispute between party B and final user in party B’s distribution area, unless the problem is due to the copyright of the products, the products content and the product quality.

I)	Party B should ensure the sales amount based on the market analysis, which is no less than RMB1,600,000 per semester, otherwise party A has the right to terminate the service specified in this agreement. If party B achieves the above mentioned sale amount, party B will have the priority for the distribution contract for next term (year)

J)	Party B shall provide party A monthly sales report and customer information feedback, party A should provide the instruction and suggestions based on these information and party B shall cooperate.

K)	Party B promises to undertake the expense of advertisements in its distribution area.

6. Order and Payment

1	For starting the business quickly, party B should pay the down payment RMB 80,000 to party A within 7 days from the day this agreement goes into effect. In this 80,000 down payment, RMB 30,000 is the safety deposit and will be returned to party B when the contact term is finished without default, other RMB50,000 is the payment for the products provided by party A.

2	Party B should fill the standard purchase form provided by party A for the products and service purchasing, stamp on the form and fax to party A.

3	Party A should verify the contents of the form with party B after receiving the purchase order.

4	Party B should pay 30% of total purchase amount to party A’s account within 3 days after the order is confirmed, and fax the transaction evidence to party A.

5	Party B should pay 20% of total purchase amount to party A’s account within 3 days after the system is installed, and fax the transaction evidence to party A.

6	Party B should pay 50% of total purchase amount to party A’s account within 3 months after the system is installed, and fax the transaction evidence to party A.

7.	System Installation

1.	3 Days after receiving the transaction evidence, Party A should start to install the system for final user.

2.	When party B applies for the installation service, if the system is installed on the network of the district education information centre, party A shall pay the transportation of the service person. If the system is installed on the campus network, party B shall pay the transportation of the service person.

8.	Advertisement Brochures

1.	Party A should provide party B advertisement brochures with no extra charge (less than 100 pieces)

2.	Party A shall be responsible for the delivery of the advertisement materials.

9.	Copyright Protection

1.	Without the permission from party A, if party B copy, pirate or change the product contents provided by party A and once it is confirmed, party B shall pay the reparation (RMB1,000,000) and also take the legal responsibility, and the contract will be terminated.

2.	It is Party B’s responsibility to report the pirated products in its distribution area. 80% of the reparation should be given to party B as the reward after the deduction of the investigation cost

3.	Without the permission from party A, party B is not allowed to do audio and video recording during the training course. If party B needs audio and video information, party A will do the audio and video recording and sell to party B with cost price. This is to protect party A’s copyright.

9.	Confidential information

Both Parties shall not disclose the business secrets obtained from the implementation of this agreement, and only use them for this agreement.

10.	Default.

11.1 If any party disobeys any item of this agreement, the obedience party has the right to ask for the reparation RMB_______.

11. Force majeure

If either party of this agreement fails to perform all or part of its obligations under this agreement under the force majeure, it should not be considered such party violates the obligation under this agreement. The force majeure includes, but not limited to, war, fire, earthquake, flood and the change of the education policy or other factor out of the control of the affected party.

12. Contract modification

Along with the market and policy changes, this contract can be modified based on the discussion of both parties.

13. Dispute resolution

Both parties shall negotiate any dispute occurred in terms of this agreement or its performance in friendly manner; in case no settlement can be reached through the negotiation, either party may send the arbitration request to Shanghai Arbitration Committee. The arbitration result will be final.

14. Effect of this agreement

This will take effect with the signatures and stamps of both parties, regardless of the notarization.

15. Other Items This agreement has 3 copies, 2 for party A and 1 for party B.

Party A: Shanghai Broadband Network Inc.	Party B : Shanghai Bozheng Education Technology Co. Ltd.

(stamp)                                                                                                                             (stamp)

Authorized representative::/s/ JianHua Li	Authorized representative::/s/ JianMing Zhang
Handling person :	Handling person :
Date: December 10, 2004	Date: December 10, 2004